UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2023

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2023 (the “Effective Date”), BioXcel Therapeutics, Inc. (the “Company”), Krishnan Nandabalan, Ph.D., InveniAI LLC (“InveniAI”) and Invea Therapeutics, Inc. (“Invea”) and the other parties thereto entered into a non-compete agreement (the “Non-Compete Agreement”). Pursuant to the Non-Compete Agreement, Dr. Nandabalan and InveniAI and Invea, each where Dr. Nandabalan serves as Chief Executive Officer and a member of the board, agreed not to compete with the Company and its controlled affiliates in the fields of neuroscience and immuno-oncology for a period of five years from the Effective Date and not to solicit employees of the Company or its controlled affiliates for a period of two years from the Effective Date.

The foregoing description of the Non-Compete Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Non-Compete Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2023, Dr. Nandabalan resigned as a member of the Company’s Board of Directors (the “Board”) effective as of such date. His resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In order to achieve an equal balance of membership among the classes of directors following Dr. Nandabalan’s resignation, on September 20, 2023, Sandeep (“Steve”) Laumas, M.D., a Class II director, resigned from the Board and as a member of the Board’s Audit Committee and as chair thereof, and as a member of the Compensation Committee and of the Nominating and Corporate Governance Committee and was immediately elected by the Board as a Class I director and to the Board’s Audit Committee and as chair thereof, the Compensation Committee and the Nominating and Corporate Governance Committee. The resignation and reappointment of Dr. Laumas was effected solely to rebalance the Board’s classes and, for all other purposes, including committee service and compensation, Dr. Laumas’s service on the Board and its Audit Committee and as chair thereof, Compensation Committee and Nominating and Corporate Governance Committee is deemed to have continued uninterrupted.  Following Dr. Nandabalan’s resignation and the reassignment described above, the Board consists of two Class I directors, two Class II directors and two Class III directors, and the size of the Board has been reduced to provide for a total of six directors authorized to serve on the Board.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1†	Non-Compete Agreement, by and among the Company, Dr. Krishnan Nandabalan, InveniAI LLC, Invea Therapeutics, Inc. and the other parties thereto, dated September 19, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2023	BIOXCEL THERAPEUTICS, INC.

	By:	/s/ Javier Rodriguez
Javier Rodriguez
SVP, Chief Legal Officer